Exhibit 10.1

TRANSACTION AGREEMENT

[English translation of a Portuguese agreement. The Portuguese version is the legal, binding agreement and shall prevail in case of any controversy or conflict of the terms and conditions.]

By this private Agreement, on one hand Nextel Telecomunicações Ltda., a company enrolled with the taxpayer’s ID (CNPJ) under no 66.970.229/0001-67, with headquarter in the city São Paulo, State of São Paulo, at Avenida das Nações Unidas 14171, ZIP 04790-100, hereinafter simply referred to as the “Company”; and, on the other hand, Roberto Rittes de Oliveira Silva, enrolled with the taxpayer’s ID (CPF) under no ______, and domicilied at ___________, São Paulo - SP, hereinafter simply referred to as the “Participant”, and, the Company and the Participant shall be jointly referred to as the “Parties”;

WHEREAS, as publicly known, an operation is in progress for the potential acquisition of the Company control by América Movil – Claro (the “Transaction”);

WHEREAS, it is in the Company’s interest that the Transaction is conducted and completed in the best possible way, maximizing the value for all shareholders, not failing to prioritize the personnel management and the working environment, while protecting the assets, business and employees of the Company;

WHEREAS, the administration of the Company, in view of the objectives described above, has approved the awards program in the context of the Transaction;

WHEREAS, the Participant has been identified as a key person for the Company’s business, and also for the maintenance of the Company’s activities and results in the transition of its shareholding control, all important factors for the success of the Transaction;

WHEREAS, it is the Company’s intention to strengthen the relevance of the participation and involvement of the Participant in the success of the Transaction;

The Parties decide to conclude this Private Agreement, which shall be governed according to the following terms and conditions;

Section 1
Conditions

1.1. The cumulative conditions for the payment of the Transaction Award defined in the Section 2.1 below are:

(i)
The Participant shall have maintained his employment relationship with the Company during each of the payment periods, as set forth below (the “Transaction Periods”), keeping the good performance of his activities, subject to the circumstance provided for in Section 2.9; and

(ii)	During the Transaction Periods, the Participant shall have maintained his duties in favor of the Company, making his best efforts in the maintenance of his activities.

1.2. The Transaction Periods shall be understood, for all purposes of this Agreement as (i) the period between the signature of this Agreement and 90 days following the Closing of the Transaction, and (ii) the period between the signature of this Agreement and 180 days following the Closing of the Transaction.

1.2.1.
Considering the nature of non-commitment of this Transaction and also of the cumulative conditions provided for in the Section 1.1, this Agreement shall be deemed void and terminated if the Company publicly discloses that the Transaction has been terminated or that the Transaction will not be completed for any reason.

Section 2
Transaction Award

2.1. In recognition to the importance of the Participant to ensure the continuity of the Company’s management during the Transaction Periods until the consolidation of the Company’s new shareholding control transition, and subject to the implementation and verification of the conditions provided for in the Section 1.1 above, the Company shall pay the gross amount corresponding to 12 nominal salaries of the participant in force on the date of Closing (the “Transaction Award”).

2.2. The value of the Transaction Award shall be paid through a credit on the Participant’s bank account and shall be subject to the discounts and deductions provided for in the applicable tax and labor laws, and the Participant hereby agrees that such discounts will be made.

2.3. The Transaction Award shall be paid in two installments, as follows: (i) 50% (fifty percent) if the legal relationship between the Parties is maintained for 90 days after the Closing of the Transaction; and (ii) 50% (fifty percent) if the legal relationship between the Parties is maintained for an additional 90 days, for a total of 180 days after the Closing of the Transaction.

2.3.1. The value of each installment of the Transaction Award shall be paid within 10 days after the periods set forth in items (i) and (ii) of section 2.3 of this Agreement.

2.4. If the legal relationship existing between the Parties is terminated by the initiative of the Participant before 90 days from the Closing date of the Transaction, no Transaction Award shall be payable, and if the legal relationship is terminated by the initiative of the Participant after the first or second payment of the Transaction Award has been made, no Transaction Award is required to be returned to the Company, repaid to the Company, or otherwise deducted by the Company from any other amounts due from the Company to the Participant.

2.5. In case of contractual termination by the initiative of the Company due to acts practiced by the Participant that can be classified as serious misconduct according to the legislation, policies or regulations in force in the Company, the Transaction Award herein referred to shall not be payable, and any Transaction Award that has been made prior to the date of termination is not required to be returned to the Company, repaid to the Company, or otherwise deducted by the Company from any other amounts due from the Company to the Participant.

2.6. In case the legal relationship existing between the Parties is terminated during the Transaction Periods by the initiative of the Company, without any serious misconduct by the Participant, the Transaction Award shall be wholly paid. The payment shall be made within 10 days from Participant’s date of termination.

2.7. In case of death or disability that prevents the Participant from developing his activities during the Transaction Periods, the Transaction Award shall be wholly paid to the Participant’s heirs, legal successors or legal representatives, as applicable.

2.8. The Participant acknowledges and agrees that the Closing of the Transaction is subject to factors beyond the control of the Company or its controlling company and, therefore, there is no obligation, guarantee, acquired right or expectation of right, that the Transaction will be conducted, completed or reach Closing, and that the Participant will be entitled to the Transaction Award.

2.9. The Participant also acknowledges that this Agreement (i) does not create other rights beyond those expressly provided for in its particular terms, (ii) does not provide employment stability or guarantee, or permanence in his condition of employee, (iii) does not affect the Company or its subsidiaries’ rights, at any time and as appropriate, to terminate the employment contract, (iii) does not replace and shall not be confused with the Specific Bonus Program/PPR, which will follow its particular achievement and payment rules.

Section 3
General Provisions

3.1. Any non-compliance, by the Participant, regarding any of the obligations assumed in this Agreement, regardless of any notice or notification, shall result in the immediate cancellation or revocation of the right to receive the Transaction Award.

3.2. This Agreement is completed in irrevocable and irreversible character, and may only be amended by means of a written amendment signed by the Parties.

3.3. This Agreement is the entire agreement between the Parties and supersedes any prior understanding, oral or written, that may exist.

3.4. This Agreement is governed and construed by the Brazilian legislation. The Parties elect the Court of the city São Paulo as competent to resolve any issue arising from this Agreement, excluding any other, as privileged it may be.

And, therefore, since they are fair and agreed, they sign this Agreement in two counterparts of equal content and form, in the presence of two witnesses undersigned.

São Paulo, April 30, 2019.

________________________________________________
Nextel Telecomunicações Ltda.

________________________________________________
Roberto Rittes de Oliveira Silva

Witnesses:

1. _________________________        2. _________________________
Name:                            Name:
CPF:     CPF: